        =================================================================












                   CONTRIBUTION AND EXCHANGE AGREEMENT (TSAT)


                                      among

                        TCI SATELLITE ENTERTAINMENT, INC.

                                       and

                               LIBERTY LSAT, INC.
                              LIBERTY LSAT II, INC.













                           Dated as of March 16, 2000

        =================================================================

                                TABLE OF CONTENTS

1.       Definitions................................................................................................1

2.       Authorization of Securities................................................................................6

3.       Issuance of Preferred Stock and Contributions..............................................................6

4.       Closing....................................................................................................6

5.       Register of Securities; Restrictions on Transfer of Securities.............................................7

6.       Representations and Warranties by the Company..............................................................7

7.       Representations and Warranties by the Investors...........................................................11

8.       Conditions Precedent to the Investor's Obligations at the Closing.........................................13

9.       Conditions Precedent to the Company's Obligations at the Closing..........................................15

10.      Affirmative Covenants.....................................................................................16

11.      Indemnification and Enforcement...........................................................................19

12.      Miscellaneous............................................................................................ 21

ANNEXES

A        Certificate of Stock Designation for Series A Preferred Stock
B        Certificate of Stock Designation for Series B Preferred Stock
C        Form of PCS Share Trust Certificate
D        Proposed Amendments to Certificate of Incorporation
E        Registration Rights Agreement

6(a)     Capitalization
6(c)     Subsidiaries
6(d)     Required Consents
6(h)     Material Undisclosed Liabilities
6(i)     Material Adverse Changes
6(j)     Material Defaults

                   CONTRIBUTION AND EXCHANGE AGREEMENT (TSAT)


     This Contribution and Exchange Agreement (TSAT) is made as of March 16, 2000, by and among TCI Satellite Entertainment, Inc., a Delaware corporation (the "COMPANY"), Liberty LSAT, Inc., a Delaware corporation ("WIRELESS SUB 1") and Liberty LSAT II, Inc., a Delaware corporation ("WIRELESS SUB 2" and together with Wireless Sub 1, the "INVESTORS").

     The Investors desire to acquire, and the Company desires to issue to Investors, shares of Preferred Stock (as hereinafter defined) on the terms and conditions set forth in this Agreement. Such acquisition and issuance will be made concurrently with, or immediately following, the consummation of the transactions described in that Contribution Agreement among Liberty KASTR Corp., Liberty XMSR, Inc., Liberty Astro, Inc., LSAT Astro, LLC and LMI/LSAT Holdings, Inc. (collectively, the "LIBERTY AFFILIATES"), the Company and Liberty Satellite, LLC (the "SATELLITE VENTURE") dated the same date as this Agreement (the "SATELLITE VENTURE CONTRIBUTION AGREEMENT").

     For United States federal income tax purposes, it is intended that the transactions contemplated by this Agreement will qualify as a tax-free contribution under Section 351 of the Internal Revenue Code of 1986, as amended.

     Accordingly, in consideration of the covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. Unless the context otherwise requires, the terms defined in this
SECTION 1 will have the meanings specified in this SECTION 1 for all purposes of this Agreement, applicable to both the singular and plural forms. All accounting terms defined in this SECTION 1 and other accounting terms used in this Agreement will, except as otherwise provided for herein, be construed in accordance with those generally accepted accounting principles that the Company is required to employ by the terms of this Agreement. If and so long as the Company has any Subsidiary, the accounting terms defined in this SECTION 1 and other accounting terms appearing in this Agreement will be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement will be prepared on a consolidated basis.

     "ACTION" will have the meaning assigned to it in SECTION 11(c).

     "AFFILIATE" will mean any Person which directly or indirectly controls, is controlled by, or is under common control with, the indicated Person. For purposes of this SECTION 1, "control" when used with respect to any Person includes the direct or indirect beneficial ownership of 50% or more of the voting securities or voting equity or partnership interests of such Person, or the power to direct or cause the direction of the management or policies of such Person, whether by contract or otherwise.

     "AGREEMENT" will mean this Contribution and Exchange Agreement (TSAT).

     "APPLICABLE LAW" will mean all provisions of constitutions, statutes, rules, regulations, and orders of Governmental Authorities applicable to the Company, including the Licenses, the Communications Act of 1934, as amended, Environmental Laws, and Title 17 of the United States Code and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Company is a party or by which it is bound.

     "AUTHORIZED SIGNATORY" will mean such senior personnel of the Company as may be duly authorized and designated in writing by the Company to execute documents, agreements and instruments on behalf of the Company.

     "BOARD" will mean the Board of Directors of the Company.

     "BUSINESS DAY" will mean a day on which banks are open for the transaction of business in New York.

     "CERTIFICATE OF INCORPORATION" will mean the Company's Certificate of Incorporation, as amended.

     "CLOSING" will have the meaning assigned to it in SECTION 4.

     "CLOSING DATE" will have the meaning assigned to it in SECTION 4.

     "COMMISSION" will mean the Securities and Exchange Commission.

     "COMPANY" will have the meaning assigned to it in the introductory paragraph of this Agreement.

     "COMPANY SEC REPORTS" will have the meaning assigned to it in SECTION 6(m).

     "DESIGNATIONS" will have the meaning assigned to it in SECTION 2.

     "ENVIRONMENTAL LAWS" will mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, permit conditions, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including those relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, including any provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.
Section 9601 ET SEQ.) or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, ET SEQ.).

     "EQUITY SECURITIES" will mean the stock of, and any similar interest in, the Company and all securities (whether stock or indebtedness) convertible or exchangeable, with or without consideration, into or for any stock or similar interest and all securities (whether stock or indebtedness) carrying any warrant or right to subscribe to or purchase any stock or similar interest or any such warrant or right.

     "EXCHANGE ACT" will mean the Securities Exchange Act of 1934, as amended.

     "FCC" will mean the Federal Communications Commission or any successor agency.

     "FCC LICENSE" will mean any construction permit, community antennae relay service, broadcast auxiliary license, earth station registration, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act of 1934, as amended, and any other FCC license from time to time necessary or advisable for the operation of the Company's business.

     "FINANCIALS" will have the meaning assigned to it in SECTION 6(h).

     "GOVERNMENTAL AUTHORITY" will mean the United States of America, any state, commonwealth, territory or possession of the United States of America and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, council, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

     "HOLDER" of any Security will mean the record owner of such Security.

     "HSR ACT" will mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "INDEMNIFIED PARTY" will have the meaning assigned to it in SECTION 11(c).

     "INDEMNIFYING PARTY" will have the meaning assigned to it in SECTION 11(c).

     "INTERNAL REVENUE CODE" will mean the Internal Revenue Code of 1986, as amended.

     "INVESTORS" will have the meaning assigned to it in the introductory paragraph of this Agreement.

     "LICENSES" will mean any license, permit, certificate of need, authorization, certification, accreditation, franchise, approval or grant of rights, whether based upon any agreement, statute, order, ordinance or otherwise granted by any Governmental Authority to the Company or any Subsidiary necessary or appropriate for the Company or any Subsidiary to engage in its business as currently conducted, including in order to provide direct broadcast satellite, telecommunication, local, long distance and wireless telephone services, cable television services or internet services to residential, commercial or governmental users, including FCC Licenses, together with any amendment, modification or replacement with respect thereto.

     "LIEN" will mean with respect to any property, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

     "LOSSES" will have the meaning assigned to it in SECTION 11(a).

     "MATERIAL AGREEMENT" will have the meaning assigned to it in SECTION 6(j).

     "MATERIALLY ADVERSE EFFECT" will mean any materially adverse effect upon the business operation, assets, liabilities, financial condition, results of operations or business prospects of the Company or any of its Subsidiaries, or the ability of the Company to perform this Agreement or observe the terms of the Designations, resulting from any act, omission, situation, status, event or undertaking, either singly or taken together.

     "MAXIMUM AMOUNT" will have the meaning assigned to it in SECTION 11(a).

     "MINIMUM AMOUNT" will have the meaning assigned to it in SECTION 11(a).

     "PCS SHARES" will have the meaning assigned to it in SECTION 3.

     "PCS TRUST DOCUMENTS" will mean the Trust Agreement of the Liberty PCS Trust entered into as of March 9, 1999 between TCI Wireless Holdings, Inc., as Grantor, and M. LaVoy Robison, as Trustee; the Stipulation entered on August 23, 1999, in the United States District Court for the District of Columbia in UNITED STATES OF AMERICA V. AT&T CORP. AND TELE-COMMUNICATIONS, INC., No. 98-CV03170; the Final Judgment entered on August 23, 1999, in the United States District Court for the District of Columbia in UNITED STATES OF AMERICA V. AT&T CORP. AND TELECOMMUNICATIONS, INC., No. 98-CV03170; the Order adopted March 5, 1999 by the FCC in the Matter of Applications for Consent to Transfer of Control of Licenses and Section 214 Authorizations from Tele-Communications, Inc. to AT&T Corp., CS Docket No. 98-178; the Top Up Right Agreement entered into as of March 9, 1999, among France Telecom S.A., Deutsche Telekom AG, and Liberty PCS Trust; and the Standstill Agreement dated as of March 9, 1999, between Sprint Corporation and the Liberty PCS Trust.

     "PERSON" will mean any natural person or any corporation, trust, association, company, partnership, limited liability company, joint venture or other entity, including any Governmental Authority.

     "PREFERRED STOCK" will have the meaning assigned to it in SECTION 2.

     "PROPOSED AMENDMENTS" will have the meaning assigned to it in SECTION 8(d).

     "REGISTRATION RIGHTS AGREEMENT" will have the meaning assigned to it in
SECTION 8(g)(ix).

     "REQUIRED CONSENTS" will mean any and all consents, authorizations and approvals required for the execution, delivery and performance by the Company of this Agreement and the Designations, each in accordance with their respective terms, and the consummation of the transactions contemplated by this Agreement and the Designations.

     "SATELLITE VENTURE" will have the meaning assigned it in the second paragraph of this Agreement.

     "SATELLITE VENTURE CONTRIBUTION AGREEMENT" will have the meaning assigned to it in the second paragraph of this Agreement.

     "SECURITIES" will have the meaning assigned to it in SECTION 2.

     "SECURITIES ACT" will mean the Securities Act of 1933, as amended.

     "SERIES A PREFERRED STOCK" will have the meaning assigned to it in SECTION
2.

     "SERIES B COMMON STOCK" will have the meaning assigned to it in SECTION 2.

     "SERIES B PREFERRED STOCK" will have the meaning assigned to it in SECTION
2.

     "SUBSIDIARY" will mean (i) any corporation of which 50% or more of the voting stock, or any partnership or limited liability company of which 50% or more of outstanding interests, is at any time owned by the Company, or by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries of the Company, and (ii) any other entity which is controlled or capable of being controlled by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company.

     "TRADING PRICE" means, with respect to the PCS Shares as of the Closing Date, the last reported sale price of shares of Sprint PCS Group Common Stock as reported on the New York Stock Exchange on the day that is two full trading days before the Closing Date. For purposes of this definition, a "trading day" is a day on which the New York Stock Exchange is open for the transaction of business (unless such trading will have been suspended for the entire day).

     "WIRELESS SUB 1" will have the meaning assigned to it in the introductory paragraph of this Agreement.

     "WIRELESS SUB 2" will have the meaning assigned to it in the introductory paragraph of this Agreement.

2. AUTHORIZATION OF SECURITIES. The Company has authorized the issuance of an aggregate of 150,000 shares of its Cumulative Preferred Stock, Series A (the "SERIES A PREFERRED STOCK") and 150,000 shares of its Cumulative Convertible Voting Preferred Stock, Series B (the "SERIES B PREFERRED STOCK"), each having the rights, preferences and privileges set forth with respect to such series in their respective Certificates of Stock Designation (hereinafter referred to as the "DESIGNATIONS"), copies of which are attached hereto as ANNEX A and ANNEX B, respectively. The shares of Series B Preferred Stock are convertible into shares of Series B Common Stock of the Company (the "SERIES B COMMON STOCK") upon the terms and conditions set forth in the Designations. The Series A Preferred Stock and the Series B Preferred Stock are sometimes referred to collectively herein as the "PREFERRED STOCK" and the Preferred Stock and Series B Common Stock are sometimes referred to collectively as the "SECURITIES."

3. ISSUANCE OF PREFERRED STOCK AND CONTRIBUTION. Upon the terms and subject to the conditions herein contained, the Company agrees to issue to Wireless Sub 2, and Wireless Sub 2 agrees to acquire from the Company, at the Closing on the Closing Date, 150,000 shares of Series A Preferred Stock. Upon the terms and subject to the conditions herein contained, the Company agrees to issue to Wireless Sub 1, and Wireless Sub 1 agrees to acquire from the Company, at the Closing on the Closing Date, 150,000 shares of Series B Preferred Stock. In exchange for such issuance, the Investors will each contribute to the Company trust certificates issued by the Liberty PCS Trust representing an economic interest in a number of shares of Sprint PCS Group Common Stock having an aggregate value on the Closing Date, calculated at the Trading Price, equal to $150,000,000 (the aggregate of such contributions is referred to as the "PCS SHARES"), and the Company will assume the applicable obligations arising in connection with the PCS Shares under the PCS Trust Documents. The trust certificates and the interests represented thereby will be subject to the terms of the PCS Trust Documents.

4. CLOSING. The closing of the issuance to the Investors of the Securities (the "CLOSING") will occur at the offices of Sherman & Howard L.L.C. in Denver, Colorado, at 10:00 A.M., mountain time, on the satisfaction or waiver of the conditions to Closing set forth in SECTIONS 8 and 9, or at such different time or day as the Investors and the Company may agree (the "CLOSING DATE"). At the Closing, the Company will deliver to the Investors certificates evidencing the number of shares of Series A Preferred Stock and Series B Preferred Stock issued to them in accordance with SECTION 3, each of which will be registered in the appropriate Investor's name, and the Investors will each deliver to the Company trust certificates in the form of ANNEX C representing an interest in the number of PCS Shares prescribed by SECTION 3.

5.   REGISTER OF SECURITIES; RESTRICTIONS ON TRANSFER OF SECURITIES.

     (a) REGISTER OF SECURITIES. The Company or its duly appointed agent will maintain a separate register for the shares of each series and class of Equity Securities, for the registration of the issuance and sale of all such shares. All transfers of Preferred Stock, or Series B Common Stock issued upon conversion of Series B Preferred Stock, will be recorded on the register maintained by the Company or its agent, and the Company will be entitled to regard the registered Holder of such Securities as the actual Holder of the Securities so registered until the Company or its agent is required to record a transfer of such Securities on its register. Subject to SECTION 5(b) hereof, the Company or its agent will be required to record any such transfer when it receives the Security to be transferred, duly and properly endorsed by the registered Holder thereof or by its attorney-in-fact duly authorized in writing.

     (b) RESTRICTIONS ON TRANSFER.

         (i) The Investors will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Securities except in compliance with the Securities Act and the registration or qualification requirements of any applicable state securities laws or any exemption therefrom.

         (ii) The certificates evidencing the Preferred Stock, each certificate issued in transfer thereof, and each certificate evidencing the Series B Common Stock issued upon conversion of shares of the Preferred Stock will bear a legend substantially to the effect of the following, along with any legend required under any applicable state securities laws:

               "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws. These securities may not be sold or transferred in the absence of such registration or an exemption therefrom under such Act and under any applicable state securities laws."

         (iii) The Company will make a notation on its records and may give instructions to any transfer agent of the Series B Common Stock or Preferred Stock in order to implement the restrictions on transfer set forth in this
SECTION 5(b).

6. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. To induce the Investors to enter into this Agreement and to consummate the transactions contemplated hereby, the Company covenants with, and represents and warrants to, the Investors as follows:

     (a) ORGANIZATION; POWER; QUALIFICATION; CAPITAL STOCK.

         (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being and hereafter proposed to be conducted. The Company is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization. ANNEX 6(a) sets forth the number of authorized shares of each class and series of Equity Securities of the Company, the par value per share, and the number of issued and outstanding shares of each such class and series on the date hereof, after giving effect to the transactions contemplated hereby. Except as described on ANNEX 6(a) attached hereto, the Company does not have outstanding any stock or other securities convertible into or exchangeable for any shares of its Equity Securities, nor are there any preemptive or other rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any Equity Securities or any stock or securities convertible into or exchangeable for any Equity Securities. Except as set forth on ANNEX 6(a), the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Securities or to register any shares of its Equity Securities, and there are no agreements restricting the transfer of any shares of the Company's Equity Securities.

         (ii) Other than the Preferred Stock to be issued to the Investors pursuant to this Agreement, there are no shares of preferred stock of the Company or its Subsidiaries outstanding. The Preferred Stock has been duly authorized and, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will have the rights, preferences and privileges specified in the Designations and will be free and clear of all Liens and restrictions, other than Liens that might have been created by the Investors and restrictions on transfer imposed by SECTION 5(b) hereof; and the Series B Common Stock issuable upon conversion of the Preferred Stock has been (or will be upon the effectiveness of the Proposed Amendments) duly authorized and reserved for issuance upon conversion of the Preferred Stock and, when issued will be duly authorized, validly issued, fully paid and nonassessable Series B Common Stock, and clear of all Liens and restrictions, other than Liens that might have been created by the Investors and restrictions imposed by SECTION 5(b) hereof.

     (b) AUTHORIZATION. The Company has the corporate power and has taken all necessary corporate action to authorize it to issue the Preferred Stock and to execute, deliver and perform this Agreement and the Designations in accordance with their respective terms, and to consummate the transactions contemplated by this Agreement and the Designations. This Agreement has been duly executed and delivered by the Company and is, along with the Designations, a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) certain equitable remedies are discretionary and, in particular, may not be available where damages are considered an adequate remedy at law; and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Company).

     (c) SUBSIDIARIES. The Subsidiaries of the Company are listed in ANNEX 6(c) attached hereto. The Company owns all of the outstanding capital stock of each Subsidiary, except as set forth in ANNEX 6(c).

     (d) COMPLIANCE WITH OTHER DOCUMENTS AND CONTEMPLATED TRANSACTIONS. Except for, and subject to the receipt of the Required Consents, all of which are set forth in ANNEX 6(d), the execution, delivery and performance by the Company of this Agreement and the Designations, each in accordance with their respective terms, and the consummation of the transactions contemplated by this Agreement and the Designations, do not and will not (i) require any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority, (ii) violate any Applicable Law with respect to the Company, (iii) conflict with, result in a breach of, or constitute a default under the Certificate of Incorporation or the bylaws of the Company, or under any indenture, agreement, or other instrument, including the Licenses, to which the Company or any Subsidiary of the Company is a party or by which any such company or its properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Company or any of its Subsidiaries. All Notification and Report Forms required to be filed under the HSR Act with respect to the transactions contemplated by this Agreement have been filed and the applicable waiting period under the HSR Act has been terminated.

     (e) LICENSES. All material Licenses necessary to the operation of the Company's business have been authorized by the grantors thereof and are in full force and effect, and the Company is in compliance in all material respects with all of the provisions thereof.

     (f) COMPLIANCE WITH LAW. The Company is in compliance in all material respects with all Applicable Laws.

     (g) LITIGATION. There is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or in any other manner relating directly and adversely to, the Company or any of its properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, and no such action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or the Designations, or (ii) if determined adversely to the Company, would be likely to have a Materially Adverse Effect.

     (h) FINANCIAL STATEMENTS. The Company has furnished or caused to be furnished to the Investors the audited balance sheet and statement of income for the fiscal year ended December 31, 1998 and unaudited balance sheets and statements of income for each quarterly period since December 31, 1998 (collectively, the "FINANCIALS"), which as of the date hereof are complete and correct in all material respects and present fairly in accordance with generally accepted accounting principles the Company's financial position on and as at such dates and the results of operations for the periods then ended. Except as set forth in ANNEX 6(h), there are no material liabilities, contingent or otherwise, of the Company which are not disclosed in such Financials.

     (i) NO ADVERSE CHANGE. Except as set forth in ANNEX 6(i), since December 31, 1998, there has occurred no event which is likely to have a Materially Adverse Effect.

     (j) ABSENCE OF DEFAULT, ETC. The Company is in compliance with all the provisions of its Certificate of Incorporation and bylaws, and, except as set forth in ANNEX 6(j), no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute a material default by the Company under any material indenture, agreement or other instrument (a "MATERIAL AGREEMENT"), including any License or any judgment, decree or order to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their properties may be bound or affected. All Material Agreements are in full force and effect, and the Company has no knowledge that any party to any Material Agreement is seeking or presently intends to seek to terminate, amend or modify such Material Agreement.

     (k) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. The Company is not subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an "investment company" or a company "controlled by an investment company" that is required to register, in each case, under the provisions of the Investment Company Act, and neither the entering into or performance by the Company of this Agreement violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Commission or any other Governmental Authority pursuant to any provisions of such Act. The Company is not a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. None of the transactions contemplated by this Agreement (including the use of proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act or any regulation issued pursuant thereto.

     (l) SECURITIES LAWS. The Company and any underwriters, sales agents, representatives or brokers representing or acting on behalf of the Company have complied with all material federal and state securities laws in connection with the offer and issuance of share interests in the Company, including the Preferred Stock to be issued pursuant to this Agreement. The offer and issuance of the Securities, including the issuance of the shares of Series B Common Stock in connection with the conversion of the Series B Preferred Stock (assuming no action is taken after the date hereof by the Holders of Preferred Stock to make an exemption from registration unavailable), are, in each case, exempt from the registration requirements of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or other jurisdiction, so long as the Investors do not take any action which would cause the loss of such exemption. Neither the Company nor anyone on its behalf will take any action hereafter that would or would be likely to cause the loss of such exemption.

     (m) DISCLOSURE; SEC FILINGS. There is no fact known to the Company which the Company has not disclosed to the Investors in writing which has or is reasonably expected to have a Materially Adverse Effect. As of the date of this Agreement, the information contained in this

Agreement, the Financials and in any writing furnished pursuant hereto or in connection herewith, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or herein or necessary to make the statements therein or herein not misleading. Additionally, the Company has delivered or has made available to the Investors true and complete copies of each registration statement, report and proxy or information statement, including any Annual Reports to Shareholders incorporated by reference in any of such reports, in form (including exhibits and any amendments thereto) required to be filed with the Commission since December 31, 1996 (collectively, the "COMPANY SEC REPORTS"). As of the respective dates the Company SEC Reports were filed, or, if any such Company SEC Report was amended, as of the date such amendment was filed, each of the Company SEC Reports (i) complied in all respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, misleading. Each of the audited financial statements and unaudited interim financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1996, 1997 and 1998 and its Quarterly Reports on Form 10-Q for all interim periods subsequent thereto fairly present, in conformity with generally accepted accounting principles, the financial position of the Company as of its date and the results of operations and cash flows for the period then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     (n) YEAR 2000 COMPLIANCE. All of the business operations of the Company and its Subsidiaries are Year 2000 compliant except to the extent that a failure to do so could not reasonably be expected to have a Materially Adverse Effect. To the best knowledge of the Company after due investigation, any suppliers and vendors that are material to the operations of the Company or its Subsidiaries are Year 2000 compliant for their own computer applications except to the extent that a failure to do so could reasonably be expected not to have a Materially Adverse Effect.

     (o) BROKERS' AND FINDERS' FEES. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

7. REPRESENTATIONS AND WARRANTIES BY THE INVESTORS. To induce the Company to enter into this Agreement and consummate the transactions contemplated hereby, each of the Investors, severally and not jointly, covenants with, and represents and warrants to, the Company as follows:

     (a) ORGANIZATION; POWER; QUALIFICATION; ACCREDITED INVESTOR STATUS. Each Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Investor has the corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being and hereafter proposed to be conducted. Each Investor is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization. Each Investor is an "accredited investor" as that term is defined in Rule 501 under the Securities Act.

     (b) AUTHORIZATION. Each Investor has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform this Agreement in accordance with its terms, and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Investors and is a legal, valid and binding obligation of each of them enforceable in accordance with its terms, except that: (i) certain equitable remedies are discretionary and, in particular, may not be available where damages are considered an adequate remedy at law; and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Investors).

     (c) COMPLIANCE WITH OTHER DOCUMENTS AND CONTEMPLATED TRANSACTIONS. The execution, delivery and performance by the Investors of this Agreement in accordance with its terms, and the consummation of the transactions contemplated hereby, do not and will not (i) require any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority, (ii) violate any Applicable Law with respect to either Investor, (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or the bylaws of either Investor, or under any indenture, agreement, or other instrument to which either Investor is a party or by which any such company or its properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to the PCS Shares.

     (d) LITIGATION. There is no action, suit or proceeding pending or, to the best of the Investors' knowledge, threatened against or in any other manner relating directly and adversely to, either Investor or any of its properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, and no such action, suit, proceeding or investigation calls into question the validity of this Agreement.

     (e) BROKERS' AND FINDERS' FEES. Neither Investor has incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     (f) INFORMATION. The Investors have been given full access to and ample opportunity to review such financial and other information concerning the transactions contemplated by this Agreement as they have deemed necessary to make an informed investment decision and have availed themselves of such access and opportunity to the full extent that they desired. The Investors acknowledge that the Company has afforded them the opportunity to make inquiries and obtain information from the Company and its representatives and advisors. Based upon their own investigations and upon information provided by the Company their own tax, legal, financial and regulatory advisers with regard to all matters relating to this Agreement and not on any advice or recommendation of the Company.

     (g) PCS SHARES. As of the Closing Date:

         (i) Each Investor will own the interests in the PCS Shares which it will be contributing to the Company under SECTION 3, free and clear of all Liens (other than Liens created by the Company), subject, however, to the terms of the PCS Trust Documents;

         (ii) Neither Investor will be a party to any option, warrant, purchase right, or other contract or commitment that could require it to sell, transfer or otherwise dispose of any of the interests in the PCS Shares which it will be contributing to the Company under SECTION 3 (other than this Agreement); and

         (iii) Neither Investor will be a party to any voting trust, proxy or other agreement or understanding, other than the PCS Trust Documents, with respect to the voting or disposition of any of the PCS Shares as to which it will be contributing its interests to the Company under SECTION 3.

8. CONDITIONS PRECEDENT TO THE INVESTORS' OBLIGATIONS AT THE CLOSING. The obligation of the Investors to execute, deliver and consummate this Agreement is subject to the prior fulfilment of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company under this Agreement will be true and correct in all material respects as of the date hereof and any exceptions thereto will be acceptable to the Investors.

     (b) SATELLITE VENTURE CONTRIBUTION. The conditions to the Liberty Affiliates' consummation of the Satellite Venture Contribution Agreement will have been satisfied or waived, and the Company, the Liberty Affiliates and the Satellite Venture will have consummated, or will be contemporaneously consummating, the transactions contemplated by the Contribution Agreement.

     (c) NO MATERIAL ADVERSE CHANGE. There will not have occurred (i) a change in the financial condition, business, assets or prospects of the Company or any of its Subsidiaries that constitutes a Materially Adverse Effect with respect to the Company and its Subsidiaries taken as a whole, (ii) any substantive change in Applicable Laws affecting the business of the Company or any of its Subsidiaries or the business proposed to be conducted by the Company or any of its Subsidiaries that has a Materially Adverse Effect, or (iii) any threatened, instituted or pending action, proceeding, application or counterclaim by or before any Governmental Authority or foreign governmental body, which seeks to restrain or prohibit the transactions contemplated by this Agreement or seeks damages in connection therewith or resulting therefrom, seeks to impose any limitations on the ability of the Investors effectively to acquire or to hold or to exercise full rights of ownership of the Securities, including the right to vote the Securities in accordance with their terms, or would otherwise be reasonably likely to have a Materially Adverse Effect on the Company.

     (d) DESIGNATIONS AND PROPOSED AMENDMENTS. The Designations will have been approved by the Company as required by applicable law, will have been filed and recorded with the Delaware Secretary of State and will have become effective, and a copy of the Certificate of Incorporation, as amended, certified by the Delaware Secretary of State will have been delivered to the Investors. The Board will have resolved to submit for shareholder approval at or before the next annual meeting of the shareholders, but in no event later than July 15, 2000, the proposed amendments to the Certificate of Incorporation set forth on ANNEX D (the "PROPOSED AMENDMENTS").

     (e) QUALIFICATION UNDER STATE SECURITIES LAWS. All registrations, qualifications, permits and approvals required under applicable state securities laws will have been obtained for the lawful execution, delivery and performance of this Agreement and the performance of the Designations, including all such registrations, qualifications, permits and approvals necessary for the offer, sale, issue and delivery of the Securities.

     (f) FAIRNESS OPINION. The Company will have received from a nationally recognized investment banking firm reasonably acceptable to the Investors an opinion that the transactions contemplated by this Agreement and the Satellite Venture Contribution Agreement are fair to the Company's stockholders (other than the Investors and their Affiliates) from a financial point of view, and such firm will not have withdrawn such opinion prior to the Closing Date.

     (g) DELIVERY OF DOCUMENTS. The Investors will have received the following:

         (i) copies of resolutions of the Board, certified by an Authorized Signatory of the Company, authorizing and approving the Designations and the matters set forth in SECTION 8(d) hereof, the execution, delivery and performance of this Agreement, and all other documents and instruments to be delivered pursuant hereto and thereto;

         (ii) a copy of the bylaws of the Company certified by an Authorized Signatory of the Company;

         (iii) a true and complete copy of each and any agreements or arrangements of any kind among the shareholders of the Company, or otherwise with respect to the ownership of the Company;

         (iv) evidence satisfactory to the Investors that all Required Consents have been obtained, and a certificate of an Authorized Signatory of the Company so stating;

         (v) good standing certificates for the Company issued by the Secretary of State, or similar official, of each state in which the Company is incorporated or qualified to do business as a foreign corporation;

         (vi) this duly executed Agreement;

         (vii) certificates representing the shares of Preferred Stock to be purchased by each Investor;

         (viii) a certificate of incumbency with respect to each Authorized Signatory;

         (ix) a duly executed Registration Rights Agreement in the form attached to this Agreement as ANNEX E (the "REGISTRATION RIGHTS AGREEMENT");

         (x) such agreements and undertakings reasonably requested by the Investors to evidence the Company's assumption of obligations under the PCS Trust Documents, as set forth in Section 3; and

         (xi) such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Investors may reasonably request.

     (h) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned in this Agreement or incident to any such transactions, will be satisfactory in form and substance to the Investors.

9. CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS AT THE CLOSING. The obligation of the Company to execute, deliver and consummate this Agreement is subject to the prior fulfilment of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investors under this Agreement will be true and correct in all material respects as of the date hereof and any exceptions thereto will be acceptable to the Company.

     (b) SATELLITE VENTURE CONTRIBUTION. The conditions to the Company's consummation of the Satellite Venture Contribution Agreement will have been satisfied or waived, and the Company, the Liberty Affiliates and the Satellite Venture will have consummated, or will be contemporaneously consummating, the transactions contemplated by the Satellite Venture Contribution Agreement.

     (c) FAIRNESS OPINION. The Company will have received from a nationally recognized investment banking firm reasonably acceptable to the Investors an opinion that the transactions contemplated by this Agreement and the Satellite Venture Contribution Agreement are fair to the Company's stockholders (other than the Investors and their Affiliates) from a financial point of view, and such firm will not have withdrawn such opinion prior to the Closing Date.

     (d) DELIVERY OF DOCUMENTS. The Company will have received the following:

         (i) copies of resolutions of the board of directors of each Investor, certified by a duly authorized officer of the Company, authorizing and approving the delivery and performance of this Agreement, and all other documents and instruments to be delivered pursuant hereto and thereto;

         (ii) this duly executed Agreement;

         (iii) trust certificates delivered pursuant to SECTION 4 representing the PCS Shares;

         (iv) a certificate of incumbency with respect to each officer authorized by the Investors to execute and deliver on behalf of each of them this Agreement and the documents described in this Section 9(d);

         (v) a duly executed Registration Rights Agreement; and

         (vi) such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Company may reasonably request.

     (e) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned in this Agreement or incident to any such transactions, will be satisfactory in form and substance to the Company.

10. AFFIRMATIVE COVENANTS. The Company agrees, that, unless the Holders of a Majority of the then-outstanding shares of each series of Preferred Stock otherwise agree in writing, so long as any shares of either series of Preferred Stock are outstanding, the Company will (and will cause its Subsidiaries to) do the following:

     (a) PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. Preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence, material rights, franchises and Licenses and its material privileges and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualifications or authorizations.

     (b) COMPLIANCE WITH APPLICABLE LAW. Comply in all respects with the requirements of all Applicable Laws except where compliance is being contested in good faith by appropriate proceedings and adequate reserves have been set aside therefor.

     (c) MAINTENANCE OF PROPERTIES. Maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used or useful in its business (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto; PROVIDED, HOWEVER, that the provisions of this SECTION 10(c) will not prevent the Company from selling, transferring or otherwise disposing of property.

     (d) ACCOUNTING METHODS AND FINANCIAL RECORDS. Maintain a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles. The Company will also maintain a fiscal year ending on December 31.

     (e) MAINTAIN INSURANCE. Maintain in full force and effect a policy or policies of insurance issued by insurers of recognized responsibility, insuring it and its properties and business against such losses and risks, and in such amounts, as are customary in the case of corporations of established reputation engaged in the same or a similar business and similarly situated.

     (f) PAY TAXES AND OTHER LIABILITIES. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or any of its Subsidiaries or their income or profits or upon any properties belonging to them prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves will have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge (other than a Lien for taxes not yet due and payable) and no foreclosure, distraint, sale or similar proceedings will have been commenced. The Company will timely file all information returns required by federal, state or local tax authorities.

     (g) FINANCIAL REPORTS. The Company will furnish to each Holder of Preferred
Stock:

         (i) As soon as practicable and in any event within 60 days after the last day of each quarter of each fiscal year of the Company, the consolidated balance sheet of the Company as at the end of such quarter and the related consolidated statement of income and retained earnings and related consolidated statement of cash flows of the Company for such quarter and for the elapsed portion of the year ended with the last day of such quarter, all of which will be certified by the chief financial officer or chief accounting officer of the Company, to be, in his opinion, complete and correct in all material respects and to present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as at the end of such period and the results of operation for such periods, and the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments; and

         (ii) As soon as practicable and in any event within 120 days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company as at the end of such fiscal year and the related audited consolidated statements of income and retained earnings or deficit and related consolidated statement of cash flows for the Company for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year and certified by independent certified public accountants of national recognized standing, whose opinion will be in scope and substance reasonably satisfactory to the Holders of Preferred Stock, and who will have authorized the Company to deliver such financial statements and opinions thereon to the Holders of Preferred Stock pursuant to this Agreement.

     (h) ANNUAL BUDGETS. Promptly after its preparation and in no event later than January 31 of each year, a copy of the annual budget of the Company and its Subsidiaries for the fiscal year, including the budget for capital expenditures for the operations of their businesses.

     (i) NOTICE OF LITIGATION AND OTHER MATTERS. Provide prompt notice (and in any event, notice within three Business Days) to the Holders of Preferred Stock of the following events after the Company has received notice thereof or otherwise becomes aware of:

         (i) The commencement of any material proceeding or investigation by or before any Governmental Authority and any material actions or proceedings in any court or before any arbitrator against, or in any other way relating materially adversely and directly to, the Company or any Subsidiary or any of their properties, assets or businesses or any License; and

         (ii) Any material amendment or material modification to the budget submitted under SECTION 10(h) hereof.

     (j) BOARD OF DIRECTORS. As soon as practicable following the Closing and so long as any shares of Preferred Stock are outstanding, the Company will fill any vacancies on its Board of Directors and otherwise increase the size of the Board (as necessary) to include a majority of directors, the nominees for which will be designated by the Investors.

     (k) PROXY STATEMENT. The Company will (i) sufficiently in advance of its next regularly scheduled annual Stockholders' meeting to permit consideration at such Stockholders' meeting, prepare and file with the Commission, and use its commercially reasonable efforts to have cleared by the Commission and thereafter mail to its stockholders a proxy statement and a form of proxy, in connection with the vote at such regularly scheduled annual meeting of the Company's stockholders (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, is called the "PROXY STATEMENT"), (ii) use its best efforts to obtain the necessary approvals by its stockholders of the Proposed Amendments and (iii) otherwise comply with all legal requirements applicable to such meeting. The Company will include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Proposed Amendments. The Company will use its best efforts to conduct the stockholders' meeting on or before July 15, 2000.

     (l) REPLACEMENT OF CERTIFICATES. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any certificate representing any of the

Securities, and subject to the Company's right to require reasonable indemnification by the holder, issue a new certificate representing such Securities in lieu of such lost, stolen, destroyed, or mutilated certificate.

     (m) COMPLIANCE WITH DESIGNATIONS AND BYLAWS. Perform and observe all requirements of the Company's bylaws and the Designations, including its obligations to the Holders of Securities set forth in the Designations and the Company's bylaws.

     (n) AMENDMENTS TO OR REPEAL OF BYLAWS. Not amend or repeal any bylaw in any manner that would significantly and adversely affect the right and preferences of the Preferred Stock.

11.  INDEMNIFICATION AND ENFORCEMENT.

     (a) INDEMNIFICATION BY EACH INVESTOR. Subject to written notice of such claim for indemnification being given to the Investors within the appropriate survival period referred to in SECTION 12(d), each Investor, severally and not jointly, covenants and agrees to indemnify, defend and hold harmless the Company, its Affiliates and their respective stockholders, directors, officers, employees, agents, successors and assigns from and against:

         (i) all losses, damages, liabilities, deficiencies, obligations, costs and expenses resulting from or arising out of any misrepresentation or breach of warranty or any nonperformance or breach of any covenant or agreement of such Investor contained in this Agreement or any document delivered under SECTION 9(d) to which such Investor is a party; and

         (ii) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts, and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

     Notwithstanding the foregoing provisions of this SECTION 11(a), no claim shall be made by the Company, its Affiliates or their respective stockholders, directors, officers, employees, agents, successors and assigns hereunder unless and until any or all of the losses, damages, liabilities, deficiencies, obligations, costs and expenses (and amounts incident or relating to or resulting from any or all of the foregoing) (collectively, the "LOSSES") referred to in this SECTION 11(a) exceeds, either individually or in the aggregate, $3,000,000 (the "MINIMUM AMOUNT"); provided, however, that at such time as the aggregate amount of the Losses exceeds the Minimum Amount, the Company, its Affiliates and their respective stockholders, directors, officers, employees, agents, successors and assigns may assert a claim for the full amount of the Losses up to a maximum of $150,000,000 (the "MAXIMUM AMOUNT").

     (b) INDEMNIFICATION BY THE COMPANY. Subject to written notice of such claim for indemnification being delivered to the Company within the appropriate survival period set forth in SECTION 12(d), the Company agrees to indemnify, defend and hold harmless each Investor, its

Affiliates and their respective stockholders, directors, officers, employees, agents, successors and assigns from and against:

         (i) all losses, damages, liabilities, deficiencies, obligations, costs and expenses resulting from or arising out of any misrepresentation or breach of warranty or any nonperformance or breach of any covenant or agreement of the Company contained in this Agreement or any document delivered under SECTION 8(g) to which it is a party; and

         (ii) all claims, actions, suits, proceedings, demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts, and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

     Notwithstanding the foregoing provisions of this SECTION 11(b), no claim shall be made by either Investor, their Affiliates or their respective stockholders, directors, officers, employees, agents, successors and assigns hereunder unless and until any or all of the Losses referred to in this SECTION 11(b) exceeds, either individually or in the aggregate the Minimum Amount; provided, however, that at such time as the aggregate amount of the Losses exceeds the Minimum Amount, each of the Investors, their Affiliates and their respective stockholders, directors, officers, employees, agents, successors and assigns may assert a claim for the full amount of its Losses up to a maximum of the Maximum Amount.

     (c) THIRD PARTY CLAIMS. Promptly after the receipt by the Company or an Investor of notice of any claim, action, suit or proceeding (collectively, an "ACTION") by any third party for which indemnification is sought hereunder, such party (the "INDEMNIFIED PARTY") shall give reasonable written notice to the party from whom indemnification is claimed (the "INDEMNIFYING PARTY"). The Indemnified Party's failure to so notify the Indemnifying Party of any such matter shall not release the Indemnifying Party, in whole or in part, from its obligations to indemnify under this SECTION 11, except to the extent the Indemnified Party's failure to so notify actually prejudices the Indemnifying Party's ability to defend against such Action. The Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any such Action unless the Indemnifying Party, within a reasonable time after the giving of such notice by the Indemnified Party, shall: (i) notify the Indemnified Party in writing of the Indemnifying Party's intention to assume the defense thereof, and (ii) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Action; in which case the Indemnifying Party shall be entitled to exercise full control of the defense, compromise or settlement of such action, subject to the terms of this SECTION 11. The Indemnified Party and the Indemnifying Party shall cooperate with the party assuming the defense, compromise or settlement of any such Action in accordance herewith in any manner that such party reasonably may request. If the Indemnifying Party so assumes the defense of any such Action, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of the Indemnified Party unless
(i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any material relief other than the payment of money damages is sought against the Indemnified Party or (iii) the Indemnified Party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, and in any such case the fees and expenses of such separate counsel shall be borne by the Indemnifying Party. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such Action for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, unless the Indemnifying Party shall have failed, after reasonable notice thereof, to undertake control of such Action in the manner provided above in this SECTION 11(c). No Indemnifying Party shall, without the written consent of the Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such Action in which any relief other than the payment of money damages is sought against any Indemnified Party or any Action unless such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant, petitioner or plaintiff, as applicable, to such Indemnified Party of a release from all liability with respect to such Action.

     (d) CUMULATIVE REMEDIES. None of the rights, powers or remedies conferred upon any Holder of shares of Preferred Stock or Series B Common Stock will be mutually exclusive, and each such right, power or remedy will be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by the Designations or now or hereafter available at law, in equity, by statute or otherwise (subject to the application of the last paragraph of Section 11(a) or 11(b), as the case may be, regarding the Minimum Amount and the Maximum Amount).

     (e) NO IMPLIED WAIVER. Except as expressly provided in this Agreement, no course of dealing between the Company and the Investors or the Holder of any Security and no delay in exercising any such right, power or remedy conferred hereby or by the Designations now or hereafter existing at law, in equity, by statute or otherwise, will operate as a waiver of, or otherwise prejudice any such right, power or remedy.

12.  MISCELLANEOUS.

     (a) TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned (i) by the Investors upon written notice to the Company, if any of the conditions to its obligations set forth in SECTION 8 are not satisfied on or before March 31, 2000; (ii) by the Company upon written notice to the Investors if any of the condition to its obligations set forth in
SECTION 9 are not satisfied on or before March 31, 2000; or (iii) by either the Investors or the Company if an injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction is issued that prohibits the consummation of any of the transactions contemplated hereby and such injunction, restraining order or decree is final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause has used commercially reasonable efforts to have such injunction, order or decree vacated or denied. This Agreement will be deemed terminated automatically and without further action of the parties upon the termination of the Satellite Venture Contribution Agreement.

     (b) WAIVERS AND AMENDMENTS. With the written consent of the Holders of a majority of the outstanding shares of Preferred Stock or such other percentage as is expressly stated herein or in the Designations, the obligations of the Company and the rights of the Holders of the Securities under this Agreement and the rights of the Holder of the Securities under the Designations may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders of the Securities and the Company; PROVIDED, HOWEVER, that no such waiver or supplemental agreement will
(a) affect any of the rights of any Holder of a Security created by the Designations or by the Delaware General Corporation Law without compliance with all applicable provisions of the Designations and the Delaware General Corporation Law or (b) reduce the aforesaid proportion of Preferred Stock, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all of the shares of Preferred Stock. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company will promptly give written notice thereof to all the Holders of the shares of Preferred Stock in writing. Neither this Agreement nor the Designations nor any provision hereof or thereof, may be amended, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this SECTION 12(b).

     (c) NOTICES. All notices, requests, consents and other communications required or permitted hereunder will be in writing and will be hand-delivered, sent by recognized overnight courier, mailed first class postage prepaid, registered or certified mail, or sent by facsimile transmission as follows:

            If to either Investor, at

            c/o Liberty Media Corporation
            9197 Peoria Street
            Englewood, Colorado 80112
            Attention:  Charles Y. Tanabe
            Telecopy:  720-875-5382

            With a copy (which will not constitute notice) to:

            Sherman & Howard L.L.C.
            633 Seventeenth Street
            Suite 3000
            Denver, Colorado 80202
            Attention:  Steven D. Miller, Esq.
            Telecopy:  (303) 298-0940

            If to the Company, at

            TCI Satellite Entertainment, Inc.
            7600 East Orchard Road
            Englewood, Colorado 80111
            Attention: General Counsel
            Telecopy: (303) 268-5467

            With a copy (which will not constitute notice) to:

            Baker & Botts L.L.P.
            599 Lexington Avenue
            New York, New York 10022-6030
            Attention:  Marc A. Leaf
            Telecopy:  (212) 705-5125

and each such notice, request, consent and other communication will for all purposes of the Agreement be treated as being effective or having been given when delivered, if delivered personally, by overnight courier or by facsimile transmission, or, if sent by mail, at the earlier of its actual receipt or three days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

     (d) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in, pursuant to or in connection with this Agreement will survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the parties, and the issuance of the Securities under this Agreement. All statements contained in any certificate, instrument or other writing delivered by or on behalf of any party pursuant to this Agreement will constitute representa tions and warranties hereunder. Any claim against any party based upon any inaccuracy in any of the representations or breach of any of the warranties hereunder must be asserted, if at all, either by written notice given to such party specifying with reasonable particularity the claimed inaccuracy or breach or by institution of an action at law or suit in equity against such party and the serving of the process and complaint with respect thereto, within one year after the Closing Date.

     (e) SEVERABILITY. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, will be given effect separately from the provision or provisions determined to be illegal or unenforceable and will not be affected thereby.

     (f) PARTIES IN INTEREST. All the terms and provisions of this Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, will inure to the benefit of and be enforceable by the Holder or Holders at the time of any of the Securities. Subject to the immediately preceding sentence, this Agreement will not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

     (g) RULES OF CONSTRUCTION. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense. References to Sections and Annexes will be deemed to refer to Sections and Annexes of this Agreement, unless the context requires otherwise. This Agreement has been negotiated by the parties and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

     (h) ENTIRE AGREEMENT. This Agreement (including Annexes) and the documents, instruments and agreements to be delivered at the Closing contain the entire agreement of the parties and supersede all prior oral or written agreements and understandings with respect to the subject matter, except that the representations and warranties of the Company set forth in that letter of intent between the Company and Liberty Media Corporation dated December 17, 1999, will survive the execution and delivery of this Agreement in accordance with SECTION 12(d).

     (i) CHOICE OF LAW. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of the State of Delaware will govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

     (j) EXPENSES. Whether or not the transactions contemplated hereby are consummated, each of the parties will bear the fees and expenses relating to its compliance with the various provisions of this Agreement, and each of the parties will pay all of its own expenses (including all attorneys' fees and expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparation made for carrying the same into effect.

     (k) COUNTERPARTS; TELEFACSIMILE. This Agreement and any certificate contemplated hereby may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument. Delivery of an executed counterpart of this Agreement any certificate or other document contemplated hereby by facsimile transmission will be as effective as delivery of a manually executed counterpart hereof.

         [the remainder of this page has intentionally been left blank]

     The parties have executed this Contribution and Exchange Agreement (TSAT) as of the date first written above.

                                  LIBERTY LSAT, INC.


                                  By: /s/ ILLEGIBLE
                                     -----------------------------------
                                  Name:
                                  Title:


                                  LIBERTY LSAT II, INC.


                                  By: /s/ ILLEGIBLE
                                     -----------------------------------
                                  Name:
                                  Title:

                                  TCI SATELLITE ENTERTAINMENT, INC.


                                  By: /s/ ILLEGIBLE
                                     -----------------------------------
                                  Name:
                                  Title: